UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

OCULAR THERAPEUTIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Crosby Drive, 3rd Floor

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Riad Sherif, M.D.

On November 6, 2026, the Board of Directors (the “Board”) of Ocular Therapeutix, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Riad Sherif, M.D., to serve as a member of the Board, effective immediately. Dr. Sherif was designated as a Class I member of the Board to serve until the Company’s 2027 annual meeting of stockholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Dr. Sherif, age 58, has served as the Chief Executive Officer and a member of the board of directors of Oculis Holding AG, a clinical-stage biopharmaceutical company, since December 2017. From June 2016 to September 2017, Dr. Sherif served as Entrepreneur in Residence at the Novartis Venture Fund. Previously, Dr. Sherif served as the Region President, Europe, Middle East and Africa, of Alcon, then the eye care division of Novartis AG, from March 2014 to May 2016. From January 2002 to March 2014, Dr. Sherif held roles of increasing responsibility at Novartis AG, including as Head of Global Sales for Transplant and Immunology; as Vice President, Latin America Region for Infectious Diseases, Transplant and Immunology; as Vice President, Latin America Region for Novartis Vaccines and Diagnostics, during which time he co-founded Sinergium Biotech, a private vaccine manufacturing joint venture; and most recently as Country President of Novartis Canada and Head of its Canadian pharmaceuticals business. Prior to his time at Novartis, Dr. Sherif held marketing and general management roles at Sanofi, a pharmaceutical and healthcare company, from 1993 to 2000, including as Country Head, Algeria. Dr. Sherif has served as a member of the Board of Directors of Revenio Group Oyj since March 2022. Dr. Sherif previously served as Vice Chairman of Rx&D (now Innovative Medicines Canada), as Chairman of the Board of Montréal InVivo, and as Chairman of the Ophthalmology Group of Eucomed (now MedTech Europe). Dr. Sherif holds an M.D. from the Medical School of Algiers, an MBA from IMD Business School and a Specialized Master’s Degree in Medical Management from ESCP Business School.

There are no arrangements or understandings between Dr. Sherif and any other person pursuant to which he was elected as a director. There are no transactions in which Dr. Sherif has an interest requiring disclosure under Item 404(a) of Regulation S-K. In accordance with the Company’s non-employee director compensation policy, the Company will compensate Dr. Sherif in the same manner as the Company’s other non-employee directors. Information concerning the current compensation of the Company’s directors is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026. Accordingly, Dr. Sherif received, upon his election to the Board, an option to purchase 88,000 shares of the Company’s common stock at an exercise price of $6.60 per share, the closing price per share of the Company’s common stock on the Nasdaq Global Market on November 6, 2026, and a restricted stock unit award for 28,000 shares of the Company’s common stock. Each of Dr. Sherif’s option and restricted stock unit award vest annually over three years.

In connection with his election, Dr. Sherif has entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Sherif for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

Resignation of Seung Suh Hong, Ph.D.

On November 6, 2026, Seung Suh Hong, Ph.D., notified the Company of his resignation from the Board, effective December 31, 2026. Dr. Hong’s resignation is not the result of any disagreement with the Board or with management on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: November 9, 2026	By:	/s/ Jason S. Robins
Jason S. Robins
Chief Financial Officer